2000 Westchester Avenue, Purchase, New York 10577 •?(914) 701-8400 FOR IMMEDIATE RELEASE Contacts: Dan Loh (Investors) –?(914) 701-8200 Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports Second-Quarter Earnings;
Reaffirms Full-Year Outlook

•	Adjusted Net Income of $20.4 Million, $0.79 per Share

•	Reported Net Income of $20.1 Million, $0.78 per Share

•	1.52 Million Shares Repurchased during Six Months Ended June 30

•	Reaffirms Adjusted EPS Outlook of $4.80

PURCHASE, N.Y., August 1, 2013 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW), a leading global provider of outsourced aircraft and aviation operating solutions, today announced second-quarter 2013 diluted earnings per share in line with expectations presented at the company’s investor-analyst day on May 30 and reaffirmed its full-year adjusted diluted earnings per share outlook of approximately $4.80.

For the three months ended June 30, 2013, adjusted net income attributable to common stockholders totaled $20.4 million, or $0.79 per diluted share, compared with $31.2 million, or $1.18 per diluted share, for the three months ended June 30, 2012.

On a reported basis, second-quarter 2013 net income attributable to common stockholders totaled $20.1 million, or $0.78 per diluted share, compared with $30.9 million, or $1.16 per diluted share, in the second quarter of 2012.

Free cash flow increased to $64.6 million in the second quarter of 2013 from $54.2 million in the second quarter of 2012.

“Earnings in the second quarter of 2013 were driven by the strength of our ACMI operations, especially our new 747-8 freighters,” said William J. Flynn, President and Chief Executive Officer.

“Our diversified business mix, with our expanding 767 service, growing CMI operations and ongoing continuous improvement initiatives, enabled us to perform well in a quarter that was challenged by lower AMC Charter demand and softer AMC and Commercial Charter rates.

“Reflecting our commitment to enhance shareholder value, we acquired an additional 2.3% of our outstanding common stock through our share repurchase program from May through July. Combined with the shares that we bought through the end of April, we have repurchased approximately 5.7% of our shares so far this year.

“In addition, we are executing a strategic plan that leverages our core competencies. In July, we acquired our second and third 777 freighters for our Dry Leasing business. Each of our 777s was acquired with a long-term customer lease in place with a leading operator in the airfreight industry. These investments enhance our position in an attractive aircraft type, and they generate predictable, long-term revenue and earnings streams.”

Second-Quarter Results

Revenue, volume and profitability growth in our core ACMI business during the second quarter were driven by our new 747-8Fs, with five additional -8F aircraft in service compared with the second quarter of 2012, as well as the continued ramp up of CMI flying for Boeing and DHL Express.

Improved ACMI segment earnings during the period benefited from higher rates per block hour and lower maintenance expense for our 747-8Fs, partially offset by the redeployment of 747-400 aircraft to other business segments.

In AMC Charter, a reduction in cargo and passenger block hours, lower average cargo and passenger revenue per block hour, and a reduction in the number of one-way AMC missions led to a decline in segment contribution. Lower average passenger revenue per block hour during the period stemmed from a higher proportion of passenger flying on smaller-gauge 767 aircraft, which we added to supplement our wide-body 747-400 passenger service and enhance our share of military passenger business.

Segment results in Commercial Charter primarily related to a reduction in yields driven by soft second-quarter global charter-market conditions.

Results in the second quarter were also affected by a reduction in capitalized interest on 747-8F aircraft that entered service.

Income Taxes

Adjusted and reported earnings for the second quarter of 2013 included an effective income tax rate of 32.3%, reflecting the ongoing beneficial impact of lower taxes for certain foreign subsidiaries in our Dry Leasing business.

Half-Year Results

For the six months ended June 30, 2013, adjusted net income attributable to common stockholders totaled $26.3 million, or $1.01 per diluted share, compared with $44.9 million, or $1.69 per diluted share, for the six months ended June 30, 2012.

On a reported basis, first-half 2013 net income attributable to common stockholders totaled $40.1 million, or $1.54 per diluted share, compared with $43.7 million, or $1.65 per diluted share, in the first half of 2012.

Free cash flow in the first six months of 2013 increased to $107.0 million from $55.2 million in the first half of 2012.

Cash, Cash Equivalents and Short-Term Investments

At June 30, 2013, our cash, cash equivalents and short-term investments totaled $367.5 million, compared with $419.9 million at December 31, 2012.

The change in cash, cash equivalents and short-term investments reflected cash provided by operating and financing activities offset by cash used for investing activities.

Net cash used for investing activities in the first six months of 2013 primarily related to the purchase of two 747-8F aircraft as well as a 777-200LRF aircraft for our Dry Leasing business.

Net cash provided by financing activities primarily reflected proceeds from the issuance of debt in connection with the acquisitions of these aircraft. These proceeds were partially offset by payments on debt obligations and net payments under accelerated share repurchase (“ASR”) programs.

Share Repurchases

In mid-May, we entered into an ASR with a financial institution for the repurchase of our common stock for an aggregate purchase price of a minimum of $35.0 million up to a maximum of $44.0 million. As of June 30, 2013, we received delivery of an initial 615,791 shares pursuant to the program. This ASR is expected to conclude no later than mid-October.

Through the first six months of 2013, we repurchased a total of 1,519,092 shares, or 5.7%, of our outstanding common stock.

Future repurchases may be made at our discretion, and the actual timing, form and amount will depend on company and market conditions.

Outlook

Looking to full-year 2013, we expect to generate significant earnings and cash flow led by our ACMI business, improving Commercial Charter contribution, and productivity improvements and operating efficiencies generated through our continuous improvement initiatives.

We expect market growth during 2013 to be seasonal and second-half weighted. We anticipate a strong peak season in 2013 driven by demand for new consumer electronics, especially in the gaming sector.

Based on our outlook for peak season and in line with our first-half performance, we continue to anticipate a sequential increase in our quarterly earnings throughout the year, with just under 80% of full-year adjusted EPS of approximately $4.80 occurring in the second half.

Full-year 2013 EPS guidance includes actual and expected repurchases of our outstanding stock during the year.

Similar to the first and second quarters, adjusted full-year earnings in 2013 will reflect strong growth in the company’s ACMI business, driven by an increase in the number of 747-8F aircraft in ACMI service compared with 2012.

Block-hour volumes in 2013 are now expected to total approximately 170,000 hours, with ACMI segment flying representing approximately 74% of expected 2013 block hours, Commercial Charter about 15%, and AMC Charter about 11%. Passenger flying should account for more than 11,000 AMC Charter block hours in 2013, with cargo flying totaling more than 7,000 hours.

In addition, we now anticipate that maintenance expense will total approximately $162 million in 2013, about 63% of which was incurred in the first half of the year.

Mr. Flynn concluded: “We have performed well in an environment of continuing global uncertainty. We are well-positioned to serve our customers and the airfreight markets. We are ready to capitalize on market improvements. And we are executing a strategic plan that leverages our core competencies, provides a basis for returning capital to our investors through share repurchases, and will enable us to grow over the long term.”

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s second-quarter financial and operating results at 11:00 a.m. Eastern Time on Thursday, August 1, 2013.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information”, click on “Presentations” and on the link to the second-quarter call) or at the following Web address:

http://www.media-server.com/m/p/jqqnzrhr

For those unable to listen to the live call, a replay will be available on the above Web sites following the call. A replay will also be available through August 8 by dialing (855) 859-2056 (domestic) and (404) 537-3406 (international) and using Access Code 13663972#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income Attributable to Common Stockholders; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Leasing (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating solutions that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; military cargo and passenger charters; commercial cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2013 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating Revenue
ACMI	$181,957	$160,421	$363,127	$315,124
AMC Charter	94,135	138,014	192,172	259,308
Commercial Charter	117,783	120,827	208,883	197,774
Dry Leasing	6,223	2,862	9,970	5,807
Other	3,475	2,581	6,757	5,996

Total Operating Revenue	$403,573	$424,705	$780,909	$784,009

Operating Expenses
Aircraft fuel	102,743	117,571	196,101	212,334
Salaries, wages and benefits	72,518	73,378	145,049	144,254
Maintenance, materials and repairs	43,477	43,371	101,846	96,351
Aircraft rent	42,247	42,758	82,255	82,176
Depreciation and amortization	20,371	13,877	38,179	28,180
Passenger and ground handling services	17,300	18,618	34,072	31,389
Navigation fees, landing fees and other rent	16,351	15,882	30,463	28,937
Travel	13,771	14,823	28,950	27,443
Gain on disposal of aircraft	(399)	(1,163)	(422)	(1,359)
Other	26,733	29,472	53,358	57,607

Total Operating Expenses	355,112	368,587	709,851	707,312

Operating Income	48,461	56,118	71,058	76,697

Non-operating Expenses (Income)
Interest income	(4,978)	(4,887)	(10,154)	(9,796)
Interest expense	20,677	15,631	39,117	29,594
Capitalized interest	(292)	(5,952)	(1,694)	(12,304)
Loss on early extinguishment of debt	994	142	994	142
Other expense (income), net	1,104	1,082	1,656	785

Total Non-operating Expenses (Income)	17,505	6,016	29,919	8,421
Income before income taxes	30,956	50,102	41,139	68,276
Income tax expense (benefit)	9,993	18,906	73	26,140

Net Income	20,963	31,196	41,066	42,136
Less: Net income (loss) attributable
to noncontrolling interests	903	344	928	(1,551)

Net Income Attributable
to Common Stockholders	$20,060	$30,852	$40,138	$43,687

Earnings per share:
Basic	$0.78	$1.17	$1.54	$1.66

Diluted	$0.78	$1.16	$1.54	$1.65

Weighted average shares:
Basic	25,691	26,428	26,009	26,394

Diluted	25,716	26,511	26,076	26,500

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		June 30, 2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents		$355,775	$409,763
Short-term investments		11,729	10,119
Accounts receivable, net of allowance of $2,006 and $3,172, respectively		113,271	127,704
Prepaid maintenance		20,248	22,293
Deferred taxes		35,083	26,390
Prepaid expenses and other current assets		38,339	36,726

Total current assets		574,445	632,995
Property and Equipment
Flight equipment		2,682,577	2,209,782
Ground equipment		43,954	39,230
	Less: accumulated depreciation	(217,534)	(185,419)
Purchase deposits for flight equipment		19,817	147,946

Property and equipment, net		2,528,814	2,211,539
Other Assets
Long-term investments and accrued interest		130,150	140,498
Deposits and other assets		139,795	132,120
Intangible assets, net		33,230	35,533

Total Assets		$3,406,434	$3,152,685

Liabilities and Equity
Current Liabilities
Accounts payable		$35,891	$20,789
Accrued liabilities		151,923	152,467
Current portion of long-term debt[1,2]		242,417	154,760

Total current liabilities		430,231	328,016
Other Liabilities
Long-term debt[1,2]		1,330,345	1,149,282
Deferred taxes		270,133	265,384
Other liabilities		126,840	121,899

Total other liabilities		1,727,318	1,536,565
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	¯	¯
	Common stock, $0.01 par value; 50,000,000 shares authorized; 28,192,693 and
	27,672,924 shares issued, 25,237,814 and 26,443,441, shares outstanding
	(net of treasury stock), as of June 30, 2013 and December 31, 2012, respectively	282	277
Additional paid-in-capital		536,747	544,421
Treasury stock, at cost; 2,954,879 and 1,229,483 shares, respectively		(118,103)	(44,850)
Accumulated other comprehensive loss		(13,451)	(14,263)
Retained earnings		838,814	798,676

Total stockholders’ equity		1,244,289	1,284,261
Noncontrolling interest		4,596	3,843

Total equity		1,248,885	1,288,104

Total Liabilities and Equity		$3,406,434	$3,152,685

1 Balance sheet debt at June 30, 2013 totaled $1,572.8 million, including the impact of $44.2 million of unamortized discount.

2 The face value of our debt at June 30, 2013 totaled $1,617.0 million, compared with $1,350.8 million on December 31, 2012.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Six Months Ended
	June 30, 2013	June 30, 2012
Operating Activities:
Net Income Attributable to Common Stockholders	$40,138	$43,687
Net income (loss) attributable to noncontrolling interests	928	(1,551)

Net Income	41,066	42,136
Adjustments to reconcile Net Income
to net cash provided by operating activities:
Depreciation and amortization	45,374	32,447
Accretion of debt securities discount	(4,591)	(4,373)
Provision for allowance for doubtful accounts	17	637
Loss on early extinguishment of debt	994	142
Gain on disposal of aircraft	(422)	(1,359)
Deferred taxes	(548)	25,872
Stock-based compensation expense	7,866	8,994
Changes in:
Accounts receivable	11,844	(5,681)
Prepaid expenses and other current assets	9,478	7,290
Deposits and other assets	481	(12,964)
Accounts payable and accrued liabilities	16,618	(7,203)

Net cash provided by operating activities	128,177	85,938
Investing Activities:
Capital expenditures	(19,491)	(18,443)
Purchase deposits and delivery payments for flight equipment	(342,584)	(161,477)
Investment in debt securities	¯	(1,179)
Proceeds from short-term investments	4,422	3,915
Proceeds from insurance	9,109	¯
Proceeds from disposal of aircraft	2,100	2,515

Net cash used for investing activities	(346,444)	(174,669)
Financing Activities:
Proceeds from debt issuance	510,808	328,221
Refund of accelerated share repurchase	13,510	¯
Prepayment of accelerated share repurchase	(29,510)	¯
Purchase of treasury stock	(73,253)	(3,249)
Excess tax benefit from stock-based compensation expense	465	544
Payment of debt issuance costs	(13,096)	(10,004)
Payments of debt	(244,645)	(180,820)

Net cash provided by financing activities	164,279	134,692
Net increase (decrease) in cash and cash equivalents	(53,988)	45,961
Cash and cash equivalents at the beginning of period	409,763	187,111

Cash and cash equivalents at the end of period	355,775	233,072

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating Revenue:
ACMI	$181,957	$160,421	$363,127	$315,124
AMC Charter	94,135	138,014	192,172	259,308
Commercial Charter	117,783	120,827	208,883	197,774
Dry Leasing	6,223	2,862	9,970	5,807
Other	3,475	2,581	6,757	5,996
Total Operating Revenue	$403,573	$424,705	$780,909	$784,009
Direct Contribution:
ACMI	$55,063	$40,793	$95,007	$64,948
AMC Charter	12,658	29,984	25,395	50,565
Commercial Charter	(2,480)	10,081	(11,164)	11,957
Dry Leasing	2,437	1,253	3,613	2,589
Total Direct Contribution for Reportable Segments	$ 67,678	$82,111	$112,851	$130,059
Unallocated income and expenses, net	(36,128)	(33,030)	(71,141)	(63,000)
Loss on early extinguishment of debt	(994)	(142)	(994)	(142)
Gain on disposal of aircraft	399	1,163	422	1,359
Income before Income Taxes	30,955	50,102	41,138	68,276
Interest income	(4,978)	(4,887)	(10,154)	(9,796)
Interest expense	20,677	15,631	39,117	29,594
Capitalized interest	(292)	(5,952)	(1,694)	(12,304)
Loss on early extinguishment of debt	994	142	994	142
Other expense (income), net	1,104	1,082	1,656	785
Operating Income	$48,460	$56,118	$71,057	$76,697

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, AMC Charter, Commercial Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by senior management.

Direct Contribution consists of income (loss) before taxes, excluding special charges, nonrecurring items, gains on the sale of aircraft, and unallocated fixed costs.

Direct costs include crew costs, maintenance costs, fuel, ground operations, sales costs, aircraft rent, interest expense related to aircraft debt and aircraft depreciation.

Unallocated income and expenses include corporate overhead, non-aircraft depreciation, interest income, foreign exchange gains and losses, other revenue and other non-operating costs, including one-time items.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2013	June 30, 2012	Percent Change

Net Income Attributable to Common Stockholders	$20,060	$30,852	(35.0%)
After-tax impact from:
Fleet retirement costs[1]	-	1,043
Loss on early extinguishment of debt[2]	633	90
Gain on disposal of aircraft	(254)	(741)

Adjusted Net Income Attributable to Common Stockholders	20,439	31,244	(34.6%)

Diluted EPS	$0.78	$1.16	(32.8%)
After-tax impact from:
Fleet retirement costs[1]	-	0.04
Loss on early extinguishment of debt[2]	0.02	0.00
Gain on disposal of aircraft	(0.01)	(0.03)

Adjusted Diluted EPS	0.79	1.18[3]	(33.1%)

	For the Six Months Ended

	June 30, 2013	June 30, 2012	Percent Change

Net Income Attributable to Common Stockholders	$40,138	$43,687	(8.1%)
After-tax impact from:
Fleet retirement costs[1]	-	1,968
Loss on early extinguishment of debt[2]	633	90
ETI tax benefit	(14,160)	-
Gain on disposal of aircraft	(269)	(866)

Adjusted Net Income Attributable to Common Stockholders	$ 26,342	$ 44,879	(41.3%)

Diluted EPS	$1.54	$1.65	(6.7%)
After-tax impact from:
Fleet retirement costs[1]	-	0.07
Loss on early extinguishment of debt[2]	0.02	0.00
ETI tax benefit	(0.54)	-
Gain on disposal of aircraft	(0.01)	(0.03)

Adjusted Diluted EPS	$1.01	$1.69	(40.2%)

[1]	Fleet retirement costs included incremental employee costs related to the retirement of our 747-200 fleet.

[2]	Loss on early extinguishment of debt was related to the financing of 747-8F aircraft.

3 Items may not sum due to rounding.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2013	June 30, 2012

Net Cash Provided by Operating Activities	$73,788	$67,850
Less:
Capital expenditures	8,493	7,717
Capitalized interest	292	5,952

Free Cash Flow[1]	$64,553	$54,181

	For the Six Months Ended
	June 30, 2013	June 30, 2012
Net Cash Provided by Operating Activities	$128,177	$85,938
Less:
Capital expenditures	19,491	18,443
Capitalized interest	1,694	12,304

Free Cash Flow[1]	$106,992	$55,191

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Income before income taxes	$30,956	$50,102	$41,139	$68,276
Fleet retirement costs[1]	-	1,637	-	3,090
Loss on early extinguishment of debt	994	142	994	142
Gain on disposal of aircraft	(399)	(1,163)	(422)	(1,359)
Adjusted pretax income	31,551	50,718	41,711	70,149
Interest (income) expense, net	15,407	4,792	27,269	7,494
Other non-operating expenses	1,104	1,082	1,656	785
Adjusted operating income	48,062	56,592	70,636	78,428
Depreciation and amortization	20,371	13,877	38,179	28,180
EBITDA, as adjusted[2]	68,433	70,469	108,815	106,608
Aircraft rent	42,247	42,758	82,255	82,176
EBITDAR, as adjusted[3]	$110,680	$113,227	$191,070	$188,784

[1]	Fleet retirement costs included incremental employee costs related to the retirement of our 747-200 fleet.

[2]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, fleet retirement costs, and gains on disposal of aircraft, as applicable.

[3]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, fleet retirement costs, and gains on disposal of aircraft, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

		For the Three Months Ended			For the Six Months Ended
		June 30,		Increase/	June 30,		Increase/
		2013	2012	(Decrease)	2013	2012	(Decrease)
Block Hours
ACMI		28,372	25,737	2,635	56,461	50,246	6,215
AMC Charter
Cargo		1,891	2,680	(789)	3,765	5,869	(2,104)
Passenger		2,675	3,389	(714)	5,235	5,240	(5)
Commercial Charter		6,331	5,739	592	11,050	9,429	1,621
Nonrevenue		245	197	48	435	631	(196)

Total Block Hours		39,514	37,742	1,772	76,946	71,415	5,531

Revenue Per Block Hour
ACMI		$6,413	$6,233	$180	$6,431	$6,272	$159
AMC Charter		20,617	22,741	(2,124)	21,352	23,342	(1,990)
Cargo		22,615	25,783	(3,168)	22,973	25,295	(2,332)
Passenger		19,204	20,335	(1,131)	20,187	21,155	(968)
Commercial Charter		18,604	21,054	(2,450)	18,903	20,975	(2,072)
Average Utilization (block hours per day)
ACMI[1]		10.7	12.9	(2.2)	10.5	12.6	(2.1)
AMC Charter
Cargo		7.4	10.2	(2.8)	7.2	9.0	(1.8)
Passenger		6.4	8.3	(1.9)	6.7	7.8	(1.1)
Commercial Charter		7.5	10.0	(2.5)	7.4	9.1	(1.7)

	All Operating Aircraft[1,2]	9.5	11.6	(2.1)	9.4	11.2	(1.8)
Fuel
AMC
	Average fuel cost
	per gallon	$3.63	$3.61	$0.02	$3.63	$3.57	$0.06
	Fuel gallons	11,105	15,522	(4,417)	22,523	29,551	(7,028)
	consumed (000s)
Commercial Charter
	Average fuel cost
	per gallon	$3.03	$3.31	$(0.28)	$3.15	$3.38	$(0.23)
	Fuel gallons	20,628	18,590	2,038	36,254	31,621	4,633
	consumed (000s)
	1 ACMI and All Operating Aircraft averages in the second quarter and first six months of 2013 reflect the impact of increases in the number of CMI
	aircraft and amount of CMI flying compared with the same periods of 2012.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			For the Six Months Ended
June 30,		Increase/	June 30,		Increase/
2013	2012	(Decrease)	2013	2012	(Decrease)

Segment Operating Fleet (average
aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	8.2	3.3	4.9	7.6	3.2	4.4
747-400 Cargo[2]	13.0	16.2	(3.2)	13.9	16.7	(2.8)
767-300 Cargo	2.0	—	2.0	1.7	—	1.7
767-200 Cargo	5.0	1.5	3.5	5.0	0.9	4.1
747-400 Passenger	1.0	1.0	—	1.0	1.1	(0.1)
767-300 Passenger	—	—	—	0.4	—	0.4

Total	29.2	22.0	7.2	29.6	21.9	7.7
AMC Charter
747-400 Cargo	2.8	2.9	(0.1)	2.9	3.3	(0.4)
747-200 Cargo	—	—	—	—	0.3	(0.3)
747-400 Passenger	1.8	1.6	0.2	1.8	1.7	0.1
767-300 Passenger	2.8	2.9	(0.1)	2.5	2.0	0.5

Total	7.4	7.4	—	7.2	7.3	(0.1)
Commercial Charter
747-8F Cargo	0.3	—	0.3	0.1	—	0.1
747-400 Cargo	8.6	6.0	2.6	7.9	4.9	3.0
747-200 Cargo	—	—	—	—	0.4	(0.4)
747-400 Passenger	0.2	0.2	—	0.2	0.2	—
767-300 Passenger	0.2	0.1	0.1	0.1	0.2	(0.1)

Total	9.3	6.3	3.0	8.3	5.7	2.6
Dry Leasing
777-200 Cargo	1.0	—	1.0	0.6	—	0.6
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	—	1.0	1.0	—	1.0
737-800 Passenger	2.0	2.0	—	2.0	2.0	—

Total	5.0	3.0	2.0	4.6	3.0	1.6

Total Operating Aircraft	50.9	38.7	12.2	49.7	37.9	11.8

Out of Service[3]	1.0	-	1.0	0.7	-	0.7

[1] ACMI average fleet excludes spare aircraft provided by CMI customers.
[2] Includes 1.6 and 1.1 Large Cargo Freighters in the three-month periods ended June 30, 2013 and
2012, respectively. Includes 1.6 and 1.1 Large Cargo Freighters in the six-month periods ended June 30, 2013 and 2012, respectively.

[3] Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.